As filed with the Securities and Exchange Commission on March 20, 2001
                                                      Registration No. 333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                              ENTREPORT CORPORATION
             (Exact name of registrant as specified in its charter)

                 FLORIDA                                      65-0703923
     (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                      Identification No.)

    2790 BUSINESS PARK DRIVE, SUITE B
           VISTA, CALIFORNIA                                    92083
(Address of Principal Executive Offices)                      (Zip Code)

                                   ----------

                   CONSULTING AGREEMENT, DATED MARCH 15, 2001
                            (Full title of the plan)

                                   ----------

                                 WILLIAM A. SHUE
                             CHIEF EXECUTIVE OFFICER
                              ENTREPORT CORPORATION
                        2790 BUSINESS PARK DRIVE, SUITE B
                                 VISTA, CA 92083
                                 (760) 597-4800
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   ----------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE

                                   ----------

                                               CALCULATION OF REGISTRATION FEE
============================== ================ ============================= ============================ ====================
   TITLE OF SECURITIES TO BE     AMOUNT TO BE     PROPOSED MAXIMUM OFFERING    PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
          REGISTERED              REGISTERED          PRICE PER UNIT (2)           OFFERING PRICE (2)       REGISTRATION FEE
------------------------------ ---------------- ----------------------------- ---------------------------- --------------------
Common Stock par value $.001
per share                          400,000 (1)               $0.35                         $140,000.00             $35.00
============================== ================ ============================= ============================ ====================

(1) Shares issuable as consideration for services to be rendered pursuant to a Consulting Agreement, dated March 15, 2001, between the Registrant and Michael C.O. Morfit.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rules 457(c) under the Securities Act as follows on the basis of the value agreed upon by the parties pursuant to the Consulting Agreement.

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by EntrePort Corporation (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999;

         (2) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") since December 31, 1999 including Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2000; June 30, 2000; and September 30, 2000; and

         (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10-SB filed with the Commission on August 4, 1999 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Company's Common Stock to be offered pursuant to this Registration Statement has been registered under Section 12 of the Exchange Act as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Florida General Corporation Law provides that corporations may include a provision in their Articles of Incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, provided that such provision shall not eliminate or limit the liability of a director:

o for any breach of the director's duty of loyalty to the corporation or its stockholders;

o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

o for unlawful payment of a dividend or unlawful stock purchase or redemption; or

o for any transaction from which the director derived an improper personal benefit.

         Our Articles of Incorporation provide that directors are not liable to EntrePort or its stockholders for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by Florida Law. In addition to the foregoing, our Bylaws provide that we may indemnify directors, officers, employees or agents to the fullest extent permitted by law and we have agreed to provide such indemnification to each of our directors.

         The above provisions in our Articles of Incorporation and Bylaws and in the written indemnity agreements may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty, even though such an action, if successful, might otherwise have benefited us and our stockholders. However, we believe that the foregoing provisions are necessary to attract and retain qualified persons as directors.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NO.
-----------

4.1 Consulting Agreement, dated March 15, 2001, between EntrePort and Michael C.O. Morfit (filed herewith electronically).

5.1 Opinion of Oppenheimer Wolff & Donnelly LLP (filed herewith electronically).

23.1     Consent of Ernst & Young LLP (filed herewith electronically).

23.2     Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1).

24.1     Power of Attorney (included on page 5 to this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

                                    Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                           Provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vista, State of California, on March 19, 2001.

                                        ENTREPORT CORPORATION

                                        By: /S/ WILLIAM A. SHUE
                                           -------------------------------------
                                           William A. Shue
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints William
A. Shue his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 19, 2001 by the following persons in the capacities indicated.

SIGNATURE                                                     TITLE
---------                                                     -----

/S/  WILLIAM A. SHUE
-------------------------------        President and Chief Executive Officer and
William A. Shue                        Chief Financial Officer and Director


/S/  DAVID J. D'ARCANGELO
-------------------------------        Chairman of the Board
David J. D'Arcangelo


-------------------------------        Director
Tony Acone


/S/  SCOTT LUCAS
------------------------------         Director
Scott Lucas

                                INDEX TO EXHIBITS



NO.                 ITEM                                METHOD OF FILING
---                 ----                                ----------------


4.1     Consulting Agreement............................Filed herewith.


5.1     Opinion of Oppenheimer Wolff & Donnelly LLP.....Filed herewith.

23.1    Consent of Ernst & Young LLP....................Filed herewith.

23.2    Consent of Oppenheimer Wolff & Donnelly LLP.....Included in Exhibit 5.1.

24.1    Power of Attorney...............................Included on page 5 of this Registration
                                                        Statement.